                                                                      EXHIBIT 11

                             ROWAN COMPANIES, INC.
                            COMPUTATION OF BASIC AND
                        DILUTED INCOME (LOSS) PER SHARE
                    (in thousands except per share amounts)

                                                              For the Year Ended December 31,
                                                      ----------------------------------------------
                                                        2001               2000               1999
                                                      -------            -------            --------
Weighted average shares of common stock
  outstanding                                          94,173             92,562              83,176

Stock options (treasury stock method)                     702              1,007

Shares issuable from assumed conversion of
  floating rate subordinated debentures                   936              1,068
                                                      -------            -------            --------

Weighted average shares for diluted
  income (loss) per share calculation                  95,811             94,637              83,176
                                                      =======            =======            ========

Net income (loss) for basic calculation               $76,998            $70,213            $ (9,666)

Charges related to dilutive securities
                                                      -------            -------            --------

Net income (loss) for diluted calculation             $76,998            $70,213            $ (9,666)
                                                      =======            =======            ========

Basic income (loss) per share                         $   .82            $   .76            $   (.12)
                                                      =======            =======            ========

Diluted income (loss) per share:                      $   .80            $   .74            $   (.12)
                                                      =======            =======            ========

      Note: Reference is made to Note 1 to Consolidated Financial Statements regarding computation of per share amounts.